Exhibit 4.3

[SPECIMEN WARRANT CERTIFICATE]

THIS WARRANT CERTIFICATE (I) CANNOT BE SEPARATELY TRANSFERABLE BEFORE FIVE BUSINESS DAYS AFTER THE EARLIER OF THE EXPIRATION OF THE UNDERWRITERS’ OVER-ALLOTMENT OPTION AND THE EXERCISE IN FULL BY THE UNDERWRITERS OF SUCH OVER-ALLOTMENT OPTION; PROVIDED, HOWEVER, THAT IN NO EVENT SHALL THIS WARRANT CERTIFICATE BE SEPARATELY TRANSFERABLE BEFORE THE DATE ON WHICH MARATHON ACQUISITION CORP. (THE “COMPANY”) FILES WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION AN AUDITED BALANCE SHEET REFLECTING RECEIPT OF THE GROSS PROCEEDS OF THE COMPANY’S INITIAL PUBLIC OFFERING AND ISSUES A PRESS RELEASE ANNOUNCING WHEN SUCH SEPARATE TRANSFERABILITY WILL BEGIN AND (II) CANNOT BE EXERCISED IN WHOLE OR IN PART UNTIL THE LATER OF THE COMPANY’S COMPLETION OF A BUSINESS COMBINATION OR ________ ___, 2007.

EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT

AGENT AS PROVIDED HEREIN.

Warrant Certificate evidencing

Warrants to Purchase

Common Stock, par value $.0001

As described herein.

MARATHON ACQUISITION CORP.

No.                                                                                                        CUSIP No.

VOID AFTER 5:00 P.M., NEW YORK TIME,

ON                     , 2010, OR UPON EARLIER REDEMPTION

This certifies that                         or registered assigns is the registered holder of                         warrants to purchase certain securities (each a “Warrant”). Each Warrant entitles the holder thereof, subject to the provisions contained herein and in the Warrant Agreement (as defined below), to purchase from Marathon Acquisition Corp., a Delaware corporation (the “Company”), one share of the Company’s Common Stock (each, a “Share”), at the Exercise Price set forth below. The exercise price of each Warrant (the “Exercise Price”) shall be $6.00 per whole Share initially, subject to adjustments as set forth in the Warrant Agreement (as defined below).

Subject to the terms of the Warrant Agreement, each Warrant evidenced hereby may be exercised in whole but not in part at any time, as specified herein, on any Business Day (as defined below) occurring during the period (the “Exercise Period”) commencing on the later of the Company’s completion of a Business Combination (as defined below) or                         , 2007 and ending at 5:00 P.M., New York time, on                         , 2010 (the “Expiration Date”). Each Warrant remaining unexercised after 5:00 P.M., New York time, on the Expiration Date shall become void, and all rights of the holder of this Warrant Certificate evidencing such Warrant shall cease.

Prior to making a decision to exercise any Warrants, the holder of the Warrants should carefully read the prospectus relating to the Shares underlying such Warrants. A copy of such prospectus is available free of charge by contacting the Company at its principal executive offices. The Securities and Exchange Commission also maintains a website at www.sec.gov that contains such information.

The holder of the Warrants represented by this Warrant Certificate may exercise any Warrant evidenced hereby by delivering, not later than 5:00 P.M., New York time, on any Business Day during the Exercise Period (the “Exercise Date”) to The Bank of New York (the “Warrant Agent”, which term includes any successor warrant agent under the Warrant Agreement described below) at its stock transfer division at 101 Barclay Street (11E), New York, NY 10286, (i) this Warrant Certificate and the Warrants to be exercised (the “Book-Entry Warrants”) free on the records of The Depository Trust Company (the “Depository”) to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository, (ii) an election to purchase (“Election to Purchase”), properly executed by the holder hereof on the reverse of this Warrant Certificate properly executed by the institution in whose account the Warrant is recorded on the records of the Depository (the “Participant”), and substantially in the form included on the reverse hereof and (iii) the Exercise Price for each Warrant to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds. If any of (a) this Warrant Certificate or the

Book-Entry Warrants, (b) the Election to Purchase, or (c) the Exercise Price therefor, is received by the Warrant Agent after 5:00 P.M., New York time, on the specified Exercise Date, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the Exercise Date. If the date specified as the Exercise Date is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day which is a Business Day. If the Warrants to be exercised are received or deemed to be received after the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Warrant Agent in its sole discretion and such determination will be final and binding upon the holder of the Warrants and the Company. Neither the Warrant Agent nor the Company shall have any obligation to inform a holder of Warrants of the invalidity of any exercise of Warrants.

Notwithstanding the foregoing, the Company shall not be obligated to deliver any Shares pursuant to the exercise of a Warrant and shall have no obligation to settle the Warrant exercise unless a registration statement under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Shares is effective and a Prospectus is available for delivery by the Warrant Agent, subject to the Company satisfying its obligations under Section 3.04 of the Warrant Agreement to use its best efforts. Notwithstanding anything to the contrary herein or in the Warrant Agreement, under no circumstances will the Company be required to net cash settle the Warrant exercise.

As used herein, the term “Business Day” means any day that is not a Saturday or Sunday and is not a United States federal holiday or a day on which banking institutions generally are authorized or obligated by law or regulation to close in New York.

As used herein, the term “Business Combination” shall mean the acquisition by the Company, whether by merger, stock exchange, asset acquisition, reorganization or other similar type of combination, of one or more operating businesses having, collectively, a fair market value (as calculated in accordance with the Company’s Amended and Restated Certificate of Incorporation) of at least 80% of the balance in the Trust Account (as defined in the Amended and Restated Certificate of Incorporation) at the time of such acquisition.

Warrants may be exercised only in whole numbers of Warrants. If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Company and countersigned by the Warrant Agent as provided in Section 1.02 of the Warrant Agreement, and delivered to the holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such registered holder.

This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of                         , 2006 (the “Warrant Agreement”), by and between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate and the beneficial owners of the Warrants represented by this Warrant Certificate consent by acceptance hereof. Copies of the Warrant Agreement are on file and can be inspected at the above-mentioned office of the Warrant Agent and at the office of the Company at 623 5th Avenue, 26th Floor, New York, NY 10022.

At any time during the Exercise Period, the Company may, at its option, redeem all (but not part) of the then outstanding Warrants (the “Right of Redemption”) upon giving notice in accordance with the terms of the Warrant Agreement (the “Redemption Notice”), at the price of $0.01 per Warrant (the “Redemption Price”); provided, that the last sales price of the Shares has been at least $11.50 per Share, on each of twenty (20) trading days within any thirty (30) trading day period ending on the third Business Day prior to the date on which the Redemption Notice is given. In the event the Company shall elect to redeem all the then outstanding Warrants, the Company shall fix a date for such redemption (the “Redemption Date”); provided, further, that such date shall occur prior to the expiration of the Exercise Period. The Warrants may be exercised in accordance with the terms of the Warrant Agreement at any time after a Redemption Notice shall have been given by the Company pursuant to the Warrant Agreement; provided, however, that no Warrants may be exercised subsequent to the expiration of the Exercise Period; provided, further, that all rights whatsoever with respect to the Warrants shall cease on the Redemption Date, other than to the right to receive the Redemption Price. The Warrants may expire unexercised and unredeemed and, notwithstanding anything to the contrary contained in this Certificate or the Warrant Agreement, under no circumstances will the Company be required to net cash settle the Warrants.

The accrual of dividends, if any, on the Shares issued upon the valid exercise of any Warrant will be governed by the terms generally applicable to such Shares. From and after the issuance of such Shares, the former holder of the Warrants exercised will be entitled to the benefits generally available to other holders of Shares and such former holder’s right to receive payments of dividends and any other amounts payable in respect of the Shares shall be governed by, and shall be subject to, the terms and provisions generally applicable to such Shares.

The Exercise Price and the number of Shares purchasable upon the exercise of each Warrant shall be subject to adjustment as provided pursuant to Section 2.04 of the Warrant Agreement.

Prior to the Detachment Date (as defined in the Warrant Agreement), each Warrant represented by this Warrant Certificate may be exchanged or transferred only together with the Share to which such Warrant is attached (together, a “Unit”), and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Unit. Additionally, prior to the Detachment Date, each transfer of such Unit on the register of the Units shall operate also to transfer the Warrant included in each such Unit. From and after the Detachment Date, the provisions above in this paragraph shall be of no further force and effect. Upon due presentment for registration of transfer or exchange of this Warrant Certificate at the stock transfer division of the Warrant Agent, the Company shall execute, and the Warrant Agent shall countersign and deliver, as provided in Section 1.02 of the Warrant Agreement, in the name of the designated transferee one or more new Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants, subject to the limitations provided in the Warrant Agreement.

Neither this Warrant Certificate nor the Warrants evidenced hereby shall entitle the holder hereof or thereof to any of the rights of a holder of the Shares, including, without limitation, the right to receive dividends, if any, or payments upon the liquidation, dissolution or winding up of the Company or to exercise voting rights, if any.

The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the holder of this Warrant Certificate or the Warrants evidenced thereby.

THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT SHALL BE GOVERNED BY AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS FORMED AND TO BE PERFORMED ENTIRELY WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual or facsimile signature of the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated as of ________ __, 2006

MARATHON ACQUISITION CORP.

By:
Authorized Officer

THE BANK OF NEW YORK, as Warrant Agent

By:
Authorized Officer

[REVERSE]

Instructions for Exercise of Warrant

PRIOR TO MAKING A DECISION TO EXERCISE ANY WARRANTS EVIDENCED HEREBY, THE HOLDER OF THE WARRANTS SHOULD CAREFULLY READ THE PROSPECTUS RELATING TO THE COMMON STOCK UNDERLYING SUCH WARRANTS. A COPY OF SUCH PROSPECTUS IS AVAILABLE FREE OF CHARGE BY CONTACTING MARATHON ACQUISITION CORP. AT ITS PRINCIPAL EXECUTIVE OFFICES. THE SECURITIES AND EXCHANGE COMMISSION ALSO MAINTAINS A WEBSITE AT WWW.SEC.GOV THAT CONTAINS SUCH INFORMATION.

To exercise the Warrants evidenced hereby, the holder or Participant must, by 5:00 P.M., New York time, on the specified Exercise Date, deliver to the Warrant Agent at its stock transfer division, a certified or official bank check or a wire transfer in immediately available funds, in each case payable to the Warrant Agent at such an account number as the Warrant Agent may designate from time to time, in an amount equal to the Exercise Price in full for the Warrants exercised. In addition, the Warrant holder or Participant must provide the information required below and deliver this Warrant Certificate to the Warrant Agent at the address set forth below and the Book-Entry Warrants to the Warrant Agent in its account with the Depository designated for such purpose. The Warrant Certificate and this Election to Purchase must be received by the Warrant Agent by 5:00 P.M., New York time, on the specified Exercise Date.

ELECTION TO PURCHASE

TO BE EXECUTED IF WARRANT HOLDER DESIRES

TO EXERCISE THE WARRANTS EVIDENCED HEREBY

The undersigned hereby irrevocably elects to exercise, on ___________, ____ (the “Exercise Date”) ________, Warrants, evidenced by this Warrant Certificate, to purchase,                     of the shares of Common Stock (each, a “Share”) of Marathon Acquisition Corp., a Delaware corporation (the “Company”), and represents that on or before the Exercise Date such holder has tendered payment for such Shares by certified or official bank check or bank wire transfer in immediately available funds to the order of the Company c/o The Bank of New York, 101 Barclay Street (11E), New York, NY 10286, in the amount of $____________ in accordance with the terms hereof. The undersigned requests that said number of Shares be in fully registered form, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

If said number of Shares is less than all of the Shares purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the remaining balance of the Warrants evidenced hereby be issued and delivered to the holder of the Warrant Certificate unless otherwise specified in the instructions below.

Dated: ______________,_____

Name ____________________	(Please Print)

/ / / /-/ / /-/ / / / /
(Insert Social Security or Other Identifying Number of Holder)	Address ___________
Signature _____________

This Warrant may only be exercised by presentation to the Warrant Agent at one of the following locations:

By hand at:

By mail at:

The method of delivery of this Warrant Certificate is at the option and risk of the exercising holder and the delivery of this Warrant Certificate will be deemed to be made only when actually received by the Warrant Agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to assure timely delivery.

(Instructions as to form and delivery of Shares and/or Warrant Certificates)

Name in which Shares are to be registered if other than in the name of the registered holder of this Warrant Certificate:

Address to which Shares are to be mailed if other than to the address of the registered holder of this Warrant Certificate as shown on the books of the Warrant Agent:
(Street Address)

(City and State) (Zip Code)

Name in which Warrant Certificate evidencing unexercised Warrants, if any, are to be registered if other than in the name of the registered holder of this Warrant Certificate:

Address to which

certificate representing

unexercised Warrants, if

any, are to be

mailed if other than to

the address of

the registered holder of

this Warrant

Certificate as shown

on the books of

the Warrant Agent:

(Street Address)

(City and State) (Zip Code)

Dated:

Signature

Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate. If Shares, or a Warrant Certificate evidencing unexercised Warrants, are to be issued in a name other than that of the registered holder hereof or are to be delivered to an address other than the address of such holder as shown on the books of the Warrant Agent, the above signature must be guaranteed by a an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE

Name of Firm _________________

Address ______________________

Area Code

and Number __________________

Authorized

Signature _____________________

Name _________________________

Title ___________________________

Dated: __________________ , 200_

ASSIGNMENT

(FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT HOLDER

DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY)

FOR VALUE RECEIVED, ________________________________________________________________ HEREBY SELL(S),
ASSIGN(S) AND TRANSFER(S) UNTO _________________________________________________________________________
_________________________________________________________________________________________________
___________________________________________________________

(Please print name and address including zip code of assignee)	(Please insert social security or other identifying number of assignee)

the rights represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint __________________ Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:

Signature
(Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by an Eligible Guarantor Institution (as that term is defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended).

SIGNATURE GUARANTEE

Name of Firm ________________________

Address ____________________________

Area Code

and Number _______________________

Authorized

Signature __________________________

Name _____________________________

Title _______________________________

Dated: ______________________, 200_